
--------------------------------------------------------------------------------------------------------------------------------
                                    FORM 604
                             CORPORATIONS ACT 2001
                                  SECTION 671B

              NOTICE OF CHANGE OF INTERESTS OF SUBSTANTIAL HOLDER
--------------------------------------------------------------------------------------------------------------------------------

TO Company Name/Scheme                 WMC Resources Ltd
                                       -----------------------------------------------------------------------------------------

ACN/ARSN                               76 004 184 598
                                       -----------------------------------------------------------------------------------------

1.  DETAILS OF SUBSTANTIAL HOLDER (1)
Name                                   BHP Billiton Limited
                                       -----------------------------------------------------------------------------------------
ACN/ARSN (if applicable)               49 004 028 077
                                       -----------------------------------------------------------------------------------------
                                       This notice is also given by BHP Billiton Limited on behalf of BHP Billiton Plc and on behalf of BHP Billiton Limited's controlled bodies corporate (SUBSIDIARIES) and on behalf of BHP Billiton Plc's controlled bodies corporate including those named in Annexure A of the Form 603 "Notice of initial substantial holder" dated 22 March 2005


There was a change in the interests of
the substantial holder on                      12/04/2005
                                               -----------------
The previous notice was given to the
company on                                     22/03/2005
                                               -----------------
The previous notice was dated                  22/03/2005
                                               -----------------

2.  PREVIOUS AND PRESENT VOTING POWER

The total number of votes attached to all the voting shares in the company or voting interests in the scheme that the substantial holder or an associate (2) had a relevant interest (3) in when last required, and when now required, to give a substantial holding notice to the company or scheme, are as follows:


               -----------------------------------------------------------------------------------------------------------------
                 Class of Securities (4)     Previous notice                                Present notice

                                         ---------------------------------------------------------------------------------------
                                             Person's votes            Voting power (5)     Person's votes       Voting power (5)
               -----------------------------------------------------------------------------------------------------------------
               Ordinary shares             0                        0                     14,891,171           1.27%
               -----------------------------------------------------------------------------------------------------------------

3.  CHANGES IN RELEVANT INTERESTS

Particulars of each change in, or change in the nature of, a relevant interest of the substantial holder or an associate in voting securities of the company or scheme, since the substantial holder was last required to give a substantial holding notice to the company or scheme are as follows:

         -----------------------------------------------------------------------------------------------------------------------
                         Person whose                                                        Class and
             Date        relevant                                     Consideration          number of
             of          interest            Nature of                given in relation      securities       Person's votes
             change      changed             change (6)               to change (7)          affected         affected
         -----------------------------------------------------------------------------------------------------------------------
         12/04/2005   BHP Billiton       Purchaser of securities    $7.85 for each WMC     14,891,171        14,891,171
                      Lonsdale           pursuant to contracts      Resources Ltd          ordinary shares
                      Investments Pty    arising as a result of     ordinary share
                      Ltd                acceptances of takeover
                                         offers as set out in
                                         the Bidder's Statement,
                                         the form of which was
                                         given to the Australian
                                         Stock Exchange Limited
                                         by the substantial
                                         holder on 21 March 2005
         -----------------------------------------------------------------------------------------------------------------------
         As above     BHP Billiton       Taken under section        Nil                    As above for      As above for BHP
         for BHP      Limited            608(3)(b) of the                                  BHP Billiton      Billiton Lonsdale
         Billiton                        Corporations Act to                               Lonsdale          Investments Pty Ltd
         Lonsdale                        have a relevant                                   Investments Pty
         Investments                     interest by reason of                             Ltd
         Pty Ltd                         having control of BHP
                                         Billiton Lonsdale
                                         Investments Pty Ltd
         -----------------------------------------------------------------------------------------------------------------------
         As above     Each of the        Taken under section        Nil                    As above for      As above for BHP
         for BHP      Subsidiaries       608(3)(a) of the                                  BHP Billiton      Billiton Lonsdale
         Billiton                        Corporations Act to                               Lonsdale          Investments Pty Ltd
         Lonsdale                        have a relevant                                   Investments Pty
         Investments                     interest by reason of                             Ltd
         Pty Ltd                         having voting power
                                         (through the relevant
                                         interests of its
                                         associate, BHP Billiton
                                         Limited) above 20% in
                                         BHP Billiton Lonsdale
                                         Investments Pty Ltd
         -----------------------------------------------------------------------------------------------------------------------

4.  PRESENT RELEVANT INTERESTS

Particulars of each relevant interest of the substantial holder in voting securities after the change are as follows:

         -----------------------------------------------------------------------------------------------------------------------
           Holder of      Registered         Person entitled          Nature of              Class and
           relevant       holder of          to be registered         relevant               number of
           interest       securities         as holder (8)            interest (6)           securities       Person's votes
         -----------------------------------------------------------------------------------------------------------------------
         BHP            Various offerees   BHP Billiton Lonsdale    Power to control        14,891,171       14,891,171
         Billiton       who have accepted  Investments Pty Ltd      disposal of the         ordinary shares
         Lonsdale       the takeover                                securities pursuant to
         Investments    offers referred                             the contracts referred
         Pty Ltd        to in paragraph 3                           to in paragraph 3
         -----------------------------------------------------------------------------------------------------------------------
         BHP            As above for BHP   BHP Billiton Lonsdale    Taken under section     As above for     As above for BHP
         Billiton       Billiton Lonsdale  Investments Pty Ltd      608(3)(b) of the        BHP Billiton     Billiton Lonsdale
         Limited        Investments Pty                             Corporations Act to     Lonsdale         Investments Pty Ltd
                        Ltd                                         have a relevant         Investments Pty
                                                                    interest by reason of   Ltd
                                                                    having control of BHP
                                                                    Billiton Lonsdale
                                                                    Investments Pty Ltd
         -----------------------------------------------------------------------------------------------------------------------
         Each of the    As above for BHP   BHP Billiton Lonsdale    Taken under section     As above for     As above for BHP
         Subsidiaries   Billiton Lonsdale  Investments Pty Ltd      608(3)(a) of the        BHP Billiton     Billiton Lonsdale
                        Investments Pty                             Corporations Act to     Lonsdale         Investments Pty Ltd
                        Ltd                                         have a relevant         Investments Pty
                                                                    interest by reason of   Ltd
                                                                    having voting power
                                                                    (through the relevant
                                                                    interests of its
                                                                    associate, BHP
                                                                    Billiton Limited)
                                                                    above 20% in BHP
                                                                    Billiton Lonsdale
                                                                    Investments Pty Ltd
         -----------------------------------------------------------------------------------------------------------------------


5.  CHANGES IN ASSOCIATION
The persons who have become associates (2) of, ceased to be associates of, or have changed the nature of their association (9) with, the substantial holder in relation to voting interests in the company or scheme are as follows:

               -----------------------------------------------------------------
                   Name and ACN/ARSN (if               Nature of association
                   applicable)
               -----------------------------------------------------------------
               Not applicable                     Not applicable
               -----------------------------------------------------------------

6.  ADDRESSES
The addresses of persons named in this form are as follows:

               -----------------------------------------------------------------
                   Name                                Address
               -----------------------------------------------------------------
               BHP Billiton Limited and each      C/- BHP BIlliton Limited
               other person on whose behalf       180 Lonsdale Street,
               this notice is given               Melbourne, Victoria 3000
               -----------------------------------------------------------------

-------------
SIGNATURE

           print name   Ross Mallett                    capacity  Deputy Company
                                                                  Secretary
                        --------------------------------------------------------
           SIGN HERE                                    date      13/04/2005
                        -----------------------------

                                   DIRECTIONS

(1) If there are a number of substantial holders with similar or related relevant interests (eg. a corporation and its related corporations, or the manager and trustee of an equity trust), the names could be included in an annexure to the form. If the relevant interests of a group of persons are essentially similar, they may be referred to throughout the form as a specifically named group if the membership of each group, with the names and addresses of members is clearly set out in paragraph 6 of the form.

(2)  See the definition of "associate" in section 9 of the Corporations Act
     2001.

(3) See the definition of "relevant interest" in sections 608 and 671B(7) of the Corporations Act 2001.

(4) The voting shares of a company constitute one class unless divided into separate classes.

(5) The person's votes divided by the total votes in the body corporate or scheme multiplied by 100.

(6)  Include details of:

     (a) any relevant agreement or other circumstances because of which the change in relevant interest occurred. If subsection 671B(4) applies, a copy of any document setting out the terms of any relevant agreement, and a statement by the person giving full and accurate details of any contract, scheme or arrangement, must accompany this form, together with a written statement certifying this contract, scheme or arrangement; and

     (b) any qualification of the power of a person to exercise, control the exercise of, or influence the exercise of, the voting powers or disposal of the securities to which the relevant interest relates (indicating clearly the particular securities to which the qualification applies).

     See the definition of "relevant agreement" in section 9 of the Corporations Act 2001.

(7) Details of the consideration must include any and all benefits, money and other, that any person from whom a relevant interest was acquired has, or may, become entitled to receive in relation to that acquisition. Details must be included even if the benefit is conditional on the happening or not of a contingency. Details must be included on any benefit paid on behalf of the substantial holder or its associate in relation to the acquisitions, even if they are not paid directly to the person from whom the relevant interest was acquired.

(8) If the substantial holder is unable to determine the identity of the person (eg. if the relevant interest arises because of an option) write "unknown'".

(9) Give details, if appropriate, of the present association and any change in that association since the last substantial holding notice.